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                   ITEM 11 Computation of Per Share Earnings
                           RYKA Inc. and Subsidiary

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
                                                                       Three Months Ended                Nine Months Ended
                                                                          September 30,                     September 30,
                                                                     1996              1995              1996              1995
                                                                    --------------------------         --------------------------
PRIMARY:

Weighted average number of common shares outstanding                 52,054,308      39,541,437          50,552,211      30,830,241

Net effect of dilutive stock options and warrants
 (based on the Treasury Stock Method using
 average market price)                                                9,469,633       3,834,055                  -              -
                                                                    -----------     -----------          -----------    -----------

      Total                                                          61,523,941      43,375,492           50,552,211     30,830,241
                                                                    ===========     ===========          ===========    ===========

Net income (loss):
 Income (loss) before extraordinary item                                 33,587   ($    482,772)       ($    725,689) ($  4,632,803)

 Extraordinary item                                                         -         1,650,256                  -        1,650,256
                                                                    -----------     -----------          -----------    -----------

Net income (loss)                                                  $     33,587    $  1,167,484        ($    725,689) ($  2,982,547)
                                                                    ===========     ===========          ===========    ===========

Net income (loss) per share:
 Income (loss) before extraordinary item                          ($        -     ($        .01)       ($        .01) ($        .16)

  Extraordinary item                                                        -               .04                  -              .06
                                                                    -----------     -----------          -----------    -----------

Net income (loss) per share                                        $        -      $        .03        ($        .01) ($        .10)
                                                                    ===========     ===========          ===========    ===========


FULLY DILUTED:

Weighted average number of common shares outstanding                 52,054,308      39,541,437           50,552,211     30,830,241

Net effect of dilutive stock options and warrants
 (based on the Treasury Stock Method using the quarter-end
 market price, if greater than the average market  price)             9,469,633       3,834,055                  -              -
                                                                    -----------     -----------          -----------    -----------

      Total                                                          61,523,941      43,375,492           50,552,211     30,830,241
                                                                    ===========     ===========          ===========    ===========

Net income (loss):
Income (loss) before extraordinary item                            $     33,587   ($    482,772)       ($    725,689) ($  4,632,803)

 Extraordinary item                                                         -         1,650,256                  -        1,650,256
                                                                    -----------     -----------          -----------    -----------

 Net income (loss)                                                  $    33,587    $  1,167,484        ($    725,689) ($  2,982,547)
                                                                    ===========     ===========          ===========    ===========

Net income (loss):
Income (loss) before extraordinary item                            $        -     ($        .01)       ($        .01) ($        .16)

 Extraordinary item                                                         -               .04                  -              .06
                                                                    -----------     -----------          -----------    -----------

Net income (loss) per share                                        $        -      $        .03        ($        .01) ($        .10)
                                                                    ===========     ===========          ===========    ===========
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